                                                                     Exhibit 8.1

                        [ON DEWEY BALLANTINE LETTERHEAD]



                                        _____________ __, 199__



ACC Consumer Finance Corporation
12750 High Bluff Drive
Suite 320
San Diego, CA 92130

                 Re:      ACC Consumer Finance Corporation
                          Auto Receivables-Backed Securities

Gentlemen:

                 We have acted as counsel to ACC Consumer Finance Corporation in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Auto Receivables-Backed Securities, ("Securities") which the Registrant plans to offer in series.

                 We have reviewed the disclosures set forth under the caption "Federal Income Tax Consequences" in the Prospectus. We are of the opinion that such disclosure fully and fairly discloses all material federal tax risks that are associated with the purchase, ownership and disposition of the Notes and Certificates.

                 We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and related prospectus under the heading "Federal Income Tax Consequences."

                                        Very truly yours,